Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS RESULTS IN LINE WITH EXPECTATIONS
FOR FIRST-QUARTER 2013
———————————
REPORTS NET LOSS OF $0.12 PER SHARE
———————————
AFFIRMS 2013 FINANCIAL GUIDANCE, INCLUDING EARNINGS
OF $0.25 TO $0.35 PER DILUTED SHARE

NASHVILLE, Tenn. (Apr. 18, 2013) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the first quarter ended March 31, 2013.  Total revenues for the quarter were $165.2 million, level with revenues of $165.2 million for the first quarter of 2012.  There was a net loss for the first quarter of 2013 of $3.9 million, or $0.12 per share, compared with a net loss of $2.7 million, or $0.08 per share, for the first quarter of 2012.

“Healthways’ first-quarter 2013 financial performance was consistent with our expectations, supporting the previously discussed quarterly progression that we expect will enable us to achieve our financial guidance for 2013,” said Leedle.  “As anticipated, our revenues for the quarter reflected the negative impact from the termination of the Cigna contract and one other health plan contract (the “two terminated contracts”). Excluding the two terminated contracts, our revenues expanded more than $18 million, or 12.6%, compared to the same quarter last year (see page 7 for a reconciliation of non-GAAP financial measures).  Despite the impact from the two terminated contracts, we expect the large, long-term contracts we signed in 2012 to drive sequential-quarter growth in revenues and margins for the remainder of 2013.  As a result, we affirm our financial guidance for 2013.  We also remain confident that the continued organic growth and ramping revenue of our current contract base will produce profitable growth for 2014.

“Net cash flow from operations for the first quarter was $26.0 million, which included the collection of two significant accounts receivable originally anticipated in the prior quarter.  With capital expenditures of $11.3 million for the first quarter, our free cash flow contributed to a $21.5 million net debt reduction from the end of 2012.  This reduction resulted in an improvement in the ratio of long-term debt to EBITDA under our credit agreement to 3.1 at the end of the first quarter, down from 3.4 at the end of 2012.  We continue to expect to produce net cash flows from operations of $70 million to $80 million for 2013, with anticipated capital expenditures of $45 million.”

Business Development Momentum

“Our positive business development momentum continued during the first quarter in all three of our target markets: health plans, health systems and employers,” added Leedle.  “We expect to sign new and expanded business in each of these markets during the remainder of 2013.

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“During the first quarter, we signed 21 contracts, including five with new customers, seven expansions and nine extensions.  Included in these contracts was a new contract with Carondelet Health Network, part of the Ascension system, which represents our fifth partnership contract in the health systems market. Like our other health systems partnership contracts, our agreement with Carondelet presents an opportunity to develop a deep, strategic and long-term relationship, bringing all our capabilities to bear in their market. We also signed new multi-year contracts with health plans to provide our SilverSneakers® Fitness Program to their Medicare Advantage members and extended a successful commercial health plan fitness program with Health Care Services Corporation.

“After the quarter’s end, we announced a new five-year international contract with SulAmérica, the largest independent health insurer in Brazil, giving us access to more than 1.5 million of SulAmérica’s adult members. Initially, the focus of services will be a comprehensive assessment of the health and well-being of a significant portion of the SulAmérica population. During the remainder of 2013, we will jointly develop a progression plan for the implementation of additional elements of the Healthways Well-Being Improvement Solution.

“In addition to these contract signings, our work with health systems includes the expected deployment of services over time that creates a ramping revenue profile. During the first quarter, we announced our participation in two commercial Accountable Care Organizations in conjunction with Texas Health Resources and two managed care organizations.  We also announced our collaboration with Wellmont Health System to provide services in support of the Wellmont Integrated Network Accountable Care Organization (ACO) in Medicare’s Shared Savings Program.”

Financial Guidance

Based on the Company’s first quarter financial and operating results and its outlook for the remainder of 2013, Healthways today affirmed its previously issued financial guidance for 2013.

The Company’s guidance for 2013 revenues is a range of $710 million to $750 million.  This range represents a 5% to 11% increase over 2012 revenues, despite reduced revenues of approximately $80 million in 2013, as compared to 2012, from the two terminated contracts.  The Company expects its revenues to grow sequentially throughout 2013, particularly in the second half of the year.  This sequential growth is driven primarily by the significant contracts signed in 2012 that are expected to ramp for as long as 24 to 36 months before reaching an average target revenue run rate. In addition, a vast majority of the Company’s performance-based revenue for 2013 is expected to be recognized in the second half of the year.  As previously discussed, the Company expects its existing contract base at the end of 2012 to produce revenue growth for 2014 over 2013 of more than $85 million, before considering any future contract wins or losses.

The Company’s guidance for 2013 EBITDA margin remains in a range of 10.5% to 12.5%, compared to an EBITDA margin of 11.9% for 2012.  In addition to the impact of the two terminated contracts, the Company’s EBITDA margin guidance reflects the fact that, for many of the large contracts signed during 2012, implementation costs are incurred ahead of the revenue ramp anticipated during 2013. As a result of these dynamics, Healthways expects expansion in EBITDA margin through the sequential quarters of 2013.

The Company’s guidance for 2013 net income per diluted share remains in the range of $0.25 to $0.35. Consistent with guidance for 2013 EBITDA, the Company expects net income per diluted
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share to ramp through the sequential quarters of 2013, including a net loss of approximately $0.05 per share for the second quarter of the year before returning to profitability in the third quarter.

Summary

Leedle concluded, “We have been explicit in our expectations for sequential-quarter revenue and margin improvement, primarily due to the ramping of large, long-term contracts signed in 2012.  We expect these contracts, combined with contracts signed in 2013, to drive further revenue and margin growth in 2014, returning the Company to a path of sustainable long-term profitable growth.

“However, the significance of our strong business development performance extends beyond the expected financial results for the next two years.  Our recent wins reflect the accelerating transition of the healthcare industry to a value-based payment model centered on longitudinal quality and cost results.  Healthways has long been a leading proponent and practitioner of value-based payment models for creating the necessary alignment among all stakeholders to pursue higher well-being to drive improved performance and reduced costs. Anticipating the industry transition to these value-based models, we have strengthened and expanded our value proposition for more than six years in order to be positioned to provide proven, scaled, long-term total population management through our comprehensive Well-Being Improvement Solution.

“As a result, we are the only company with an evidence-based record of creating, measuring and capturing the value of sustained improvement in individual and population well-being.  As our contracting success continues to indicate, there is strong demand in the healthcare market for exactly this solution, giving Healthways a unique opportunity to maintain its ongoing market leadership in delivering higher well-being, which results in better individual and business performance and lower health-related costs.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 4565899, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company’s quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company’s ability to sign and implement new contracts;
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•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•	the Company’s ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company’s services;
•
the Company’s ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•
the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•	the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant’s health and productivity and to reduce health-
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related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 45 million people on four continents.  Learn more at www.healthways.com.

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

Three Months Ended
March 31,
	2013	2012

Revenues	$165,165	$165,218
Cost of services (exclusive of depreciation and amortization of $8,825 and $8,683, respectively, included below)	141,257	140,235
Selling, general and administrative expenses	13,098	13,739
Depreciation and amortization	13,533	12,173

Operating loss	(2,723)	(929)
Interest expense	3,321	3,187

Loss before income taxes	(6,044)	(4,116)
Income tax benefit	(2,095)	(1,451)

Net loss	$(3,949)	$(2,665)

Loss per share:
Basic	$(0.12)	$(0.08)

Diluted(1)	$(0.12)	$(0.08)

Weighted average common shares
and equivalents:
Basic	34,018	33,346
Diluted (1)	34,018	33,346

(1) The assumed exercise of stock-based compensation awards for the three months ended March 31, 2013 and 2012 was not considered because the impact would be anti-dilutive.

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Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Revenues Excluding the Two Terminated Contracts
 to Revenues, GAAP Basis

	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012
Revenues excluding the two terminated contracts (1)	$163.8	$145.5
Revenues attributable to the two terminated contracts (2)	1.4	19.7
Revenues, GAAP basis	$165.2	$165.2

(1) Revenues excluding the two terminated contracts is a non-GAAP financial measure.  The Company excludes revenues attributable to the two terminated contracts from this measure because of the significance of these terminated contracts.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider revenues excluding the two terminated contracts in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(2) Revenues attributable to the two terminated contracts consist of pre-tax revenues of $1.4 million and $19.7 million for the three months ended March 31, 2013 and 2012, respectively.

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	March 31,	December 31,
	2013	2012
Current assets:
Cash and cash equivalents	$2,384	$1,759
Accounts receivable, net	92,554	108,337
Prepaid expenses	8,915	9,727
Other current assets	9,237	7,227
Income taxes receivable	5,242	5,920
Deferred tax asset	9,026	8,839
Total current assets	127,358	141,809

Property and equipment:
Leasehold improvements	41,089	40,679
Computer equipment and related software	272,007	267,902
Furniture and office equipment	24,221	23,552
Capital projects in process	15,153	11,799
	352,470	343,932
Less accumulated depreciation	(197,322)	(187,438)
	155,148	156,494

Other assets	21,092	21,042

Intangible assets, net	86,963	90,228
Goodwill, net	338,605	338,695

Total assets	$729,166	$748,268

See accompanying notes to the consolidated financial statements.

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31,	December 31,
	2013	2012
Current liabilities:
Accounts payable	$33,969	$26,343
Accrued salaries and benefits	18,249	24,909
Accrued liabilities	43,083	39,234
Deferred revenue	5,951	5,643
Contract billings in excess of earned revenue	16,846	14,793
Current portion of long-term debt	11,634	11,801
Current portion of long-term liabilities	3,413	5,535
Total current liabilities	133,145	128,258

Long-term debt	257,187	278,534
Long-term deferred tax liability	36,314	36,053
Other long-term liabilities	26,277	26,602

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
34,133,567 and 33,924,464 shares outstanding, respectively	34	34
Additional paid-in capital	252,530	251,357
Retained earnings	52,592	56,541
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(731)	(929)
Total stockholders’ equity	276,243	278,821

Total liabilities and stockholders’ equity	$729,166	$748,268

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(3,949)	$(2,665)
Adjustments to reconcile net loss to net cash flows provided by operating activities, net of business acquisitions:
Depreciation and amortization	13,533	12,173
Amortization and write-off of deferred loan costs	235	435
Share-based employee compensation expense	1,537	1,394
Deferred income taxes	50	(1,562)
Excess tax benefits from share-based payment arrangements	(137)	(3)
Decrease (increase) in accounts receivable, net	15,936	(10,226)
(Increase) decrease in other current assets	(128)	2,024
Increase (decrease) in accounts payable	77	(5,002)
Decrease in accrued salaries and benefits	(7,193)	(14,063)
Increase in other current liabilities	6,919	8,241
Other	(851)	(2,320)
Net cash flows provided by (used in) operating activities	26,029	(11,574)

Cash flows from investing activities:
Acquisition of property and equipment	(11,264)	(15,085)
Other	(1,918)	(1,825)
Net cash flows used in investing activities	(13,182)	(16,910)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	105,200	115,575
Payments of long-term debt	(127,078)	(91,228)
Deferred loan costs	(744)	—
Excess tax benefits from share-based payment arrangements	137	3
Exercise of stock options	360	9
Repurchases of common stock	—	—
Change in outstanding checks and other	10,257	4,287
Net cash flows (used in) provided by financing activities	(11,868)	28,646

Effect of exchange rate changes on cash	(354)	120

Net increase in cash and cash equivalents	625	282

Cash and cash equivalents, beginning of period	1,759	864

Cash and cash equivalents, end of period	$2,384	$1,146

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